EXHIBIT 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended September 30, 1998, of Southern California Edison Company into the previously filed Registration Statements which follow:



         Registration Form          File No.                 Effective Date


              Form S-3              33-53288                 November 6, 1992
              Form S-3              33-50251                 September 21, 1993
              Form S-3              33-59001                 May 15, 1995
              Form S-3              333-00497                February 2, 1996



                                                     ARTHUR ANDERSEN LLP
                                                     --------------------------
                                                     ARTHUR ANDERSEN LLP



October 29, 1998